Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2008 Bancroft Uranium, Inc. Stock Option and Award Plan of Bancroft Uranium, Inc. (“Bancroft”), of our report dated April 15, 2008, with respect to the consolidated financial statements of Bancroft included in its Annual Report (Form 10-KSB) for the year ended December 31, 2007.

/S/ HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, UT
May 22, 2008